UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 11, 2017

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 11, 2017, the Annual Meeting of Stockholders of Heartland Express, Inc. (the "Company") was held, at which meeting six (6) directors were elected to serve as the Board of Directors until the 2018 Annual Meeting of Stockholders, the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2017 was ratified, compensation of named executive officers of the Company was approved in an advisory and non-binding vote, the stockholders expressed a preference to hold future advisory votes on named executive officer compensation every year, and the stockholder proposal regarding majority voting for the election of directors was not approved.

The Board of Directors considered the results of the non-binding, advisory vote on the frequency of votes on executive compensation and determined that it would hold future non-binding, advisory votes each year until the next stockholder non-binding, advisory vote on the frequency of these votes.

The voting tabulation on the election of directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Michael J. Gerdin	78,369,613	721,981	1,803,451
Dr. Benjamin J. Allen	77,174,005	1,917,589	1,803,451
James G. Pratt	79,031,844	59,750	1,803,451
Dr. Tahira K. Hira	75,175,159	3,916,435	1,803,451
Larry J. Gordon	79,046,830	44,764	1,803,451
Brenda S. Neville	79,033,065	58,529	1,803,451

The voting tabulation on the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2017 was as follows:

For	Against	Abstain
80,817,498	75,618	1,929

The voting tabulation on the non-binding advisory vote on named executive officer compensation was as follows:

For	Against	Abstain	Broker Non-votes
79,007,221	52,204	32,169	1,803,451

The voting tabulation on the non-binding advisory vote on the frequency of future executive compensation votes was as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-votes
73,786,497	19,594	5,258,336	27,167	1,803,451

The voting tabulation on the proposal submitted by a stockholder regarding majority voting for the election of directors was as follows:

For	Against	Abstain	Broker Non-votes
39,166,120	39,870,431	55,043	1,803,451

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	May 15, 2017	By: /s/ John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer